Item 8.01.      Other Events


Management of Monarch Services, Inc. is currently exploring the sale of two properties which will be listed for sale through Coldwell Banker, 14237 Jarrettsville Pike, Phoenix, Maryland 21131. The two properties that may be sold are (i) A custom built home with 6,689 square foot of living space on 1.99 acres and (ii) 14.74 acres of land zoned residential. Total acreage is 16.73 acres in two deeds. Proceeds from the sale of the home and land would be used for current operating activities.





                            Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           MONARCH SERVICES, INC.
                                           ----------------------
                                           (Registrant)


Date:
June 20, 2006                              By:/s/Marshall Chadwell
                                           -----------------------
                                           Marshall Chadwell
                                           Chief Financial Officer